Registration No. 333-228820

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDTAINER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0207200
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Medtainer, Inc.

1620 Commerce St.

Corona, California 92880

(844) 226-5649

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2018 Incentive Award Plan

(Full Title of the Plan)

Curtis Fairbrother

Chief Executive Officer

Medtainer, Inc.

1620 Commerce St.

Corona, California 92880

(844) 226-5649

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry J. Miller, Esq.

547 Merritt Lane

Birmingham, Michigan 48009

(248) 232-8039

bjmiller@bjmpllc.com

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
		Emerging growth company	[X]

Explanatory Note

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 14, 2018 (the “Original Filing”) is being filed by the Registrant to add Exhibit 10.1, the 2018 Incentive Award Plan of the Registrant, as amended on December 31, 2018. This Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description
10.1	2018 Incentive Award Plan, as amended on December 31, 2018. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on this fourth day of January 2019.

MEDTAINER, INC.

/s/ Curtis Fairbrother
Curtis Fairbrother
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Curtis Fairbrother Curtis Fairbrother	Chief Executive Officer; Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 4, 2019

/s/ Douglas Heldoorn Douglas Heldoorn	Director	January 4, 2019